UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2004

FIRST CAPITAL INSTITUTIONAL REAL ESTATE, LTD. – 1

(Exact name of Registrant as Specified in Its Charter)

Florida	0-12538	59-2197264
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 North Riverside Plaza, Suite 700, Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (312) 207-0020

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

In 1996, the Managing General Partner became aware of the existence of hazardous substances in the soil and groundwater under Lakewood Square Shopping Center (“Lakewood”). In connection with the 1997 sale of Lakewood, the purchaser assumed the obligation to remedy the hazardous substances. The purchaser completed the initial stage of the Remediation Action Plan which was approved by the Los Angeles Regional Water Quality Control Board. Based on the most recent information made available, the Los Angeles Regional Water Quality Control Board has agreed to suspend remediation for the time being but is requiring a successor owner of the property to continue to monitor the groundwater. It is not known whether further remediation will be required. As a result of these developments, the Managing General Partner has authorized a distribution of $22 per unit to holders of units as of December 20, 2004. Until the environmental matter at Lakewood is resolved to the satisfaction of the Managing General Partner, the Partnership will continue to maintain a reserve. The Managing General Partner has instructed its transfer agent to suspend the transfer of Limited Partner Units effective December 13, 2004. Transferring of Units will resume on December 21, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST CAPITAL INSTITUTIONAL REAL ESTATE, LTD. – 1
(Registrant)

By: First Capital Financial, L.L.C., its Managing General Partner

By:	/s/ Philip G. Tinkler
Name:	Philip G. Tinkler,
Title:	Vice President - Finance and Treasurer

Date: December 13, 2004